                                                                   EXHIBIT 10(t)

EXECUTION COPY
================================================================================

                               G&K SERVICES, INC.

                     $75,000,000 Floating Rate Senior Notes
                                due June 30, 2015

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                            Dated as of June 15, 2005

================================================================================

                                TABLE OF CONTENTS
                           (not part of the Agreement)

SECTION                                                                                           PAGE
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SECTION 1.           AUTHORIZATION OF NOTES.....................................................    1

         Section 1.1      Description of Notes..................................................    1

         Section 1.2      Interest Rate.........................................................    1

SECTION 2.           SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTY............................    2

         Section 2.1      Sale and Purchase of Notes............................................    2

         Section 2.2      Subsidiary Guaranty...................................................    2

SECTION 3.           CLOSING....................................................................    3

SECTION 4.           CONDITIONS TO CLOSING......................................................    3

         Section 4.1      Representations and Warranties........................................    3

         Section 4.2      Performance; No Default...............................................    3

         Section 4.3      Compliance Certificates...............................................    4

         Section 4.4      Opinions of Counsel...................................................    4

         Section 4.5      Purchase Permitted By Applicable Law, Etc.............................    4

         Section 4.6      Sale of Other Notes...................................................    5

         Section 4.7      Payment of Special Counsel Fees.......................................    5

         Section 4.8      Private Placement Number..............................................    5

         Section 4.9      Changes in Corporate Structure........................................    5

         Section 4.10     Subsidiary Guaranty...................................................    5

         Section 4.11     Funding Instructions..................................................    5

         Section 4.12     Proceedings and Documents.............................................    5

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................    5

         Section 5.1      Organization; Power and Authority.....................................    5

         Section 5.2      Authorization, Etc....................................................    6

         Section 5.3      Disclosure............................................................    6

         Section 5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates......    7

         Section 5.5      Financial Statements; Material Liabilities............................    7

         Section 5.6      Compliance with Laws, Other Instruments, Etc..........................    8

         Section 5.7      Governmental Authorizations, Etc......................................    8

         Section 5.8      Litigation; Observance of Agreements, Statutes and Orders.............    8

         Section 5.9      Taxes.................................................................    8

         Section 5.10     Title to Property; Leases.............................................    9

         Section 5.11     Licenses, Permits, Etc................................................    9

         Section 5.12     Compliance with ERISA.................................................    9

                                TABLE OF CONTENTS
                           (not part of the Agreement)

SECTION                                                                                           PAGE
         Section 5.13     Private Offering by the Company.......................................   10

         Section 5.14     Use of Proceeds; Margin Regulations...................................   11

         Section 5.15     Existing Debt; Future Liens...........................................   11

         Section 5.16     Foreign Assets Control Regulations, Etc...............................   11

         Section 5.17     Status under Certain Statutes.........................................   12

         Section 5.18     Environmental Matters.................................................   12

         Section 5.19     Notes Rank Pari Passu.................................................   13

SECTION 6.           REPRESENTATIONS OF THE PURCHASERS..........................................   13

         Section 6.1      Purchase for Investment...............................................   13

         Section 6.2      Accredited Investor...................................................   13

         Section 6.3      Source of Funds.......................................................   13

SECTION 7.           INFORMATION AS TO THE COMPANY..............................................   15

         Section 7.1      Financial and Business Information....................................   15

         Section 7.2      Officer's Certificate.................................................   18

         Section 7.3      Visitation............................................................   18

SECTION 8.           PAYMENT OF THE NOTES.......................................................   19

         Section 8.1      Required Prepayments..................................................   19

         Section 8.2      Optional Prepayments..................................................   19

         Section 8.3      Allocation of Partial Prepayments.....................................   20

         Section 8.4      Maturity; Surrender, Etc..............................................   20

         Section 8.5      Purchase of Notes.....................................................   20

         Section 8.6      Change of Control.....................................................   20

SECTION 9.           AFFIRMATIVE COVENANTS......................................................   21

         Section 9.1      Compliance with Law...................................................   21

         Section 9.2      Insurance.............................................................   21

         Section 9.3      Maintenance of Properties.............................................   22

         Section 9.4      Payment of Taxes and Claims...........................................   22

         Section 9.5      Corporate Existence, Etc..............................................   22

         Section 9.6      Designation of Subsidiaries...........................................   22

         Section 9.7      Notes and Subsidiary Guaranty to Rank Pari Passu......................   23

         Section 9.8      Books and Records.....................................................   23

         Section 9.9      Line of Business......................................................   23

         Section 9.10     Additional Subsidiary Guarantors......................................   23

                                TABLE OF CONTENTS
                           (not part of the Agreement)

SECTION                                                                                           PAGE
SECTION 10.          NEGATIVE COVENANTS.........................................................   24

         Section 10.1     Maintenance of Consolidated Net Worth.................................   24

         Section 10.2     Consolidated Debt to Consolidated EBITDA Ratio........................   24

         Section 10.3     Limitation on Priority Debt...........................................   24

         Section 10.4     Limitation on Liens...................................................   24

         Section 10.5     Merger and Consolidation..............................................   26

         Section 10.6     Sales of Assets.......................................................   27

         Section 10.7     Transactions with Affiliates..........................................   28

         Section 10.8     Terrorism Sanctions Regulations.......................................   28

SECTION 11.          EVENTS OF DEFAULT..........................................................   28

SECTION 12.          REMEDIES ON DEFAULT, ETC...................................................   31

         Section 12.1     Acceleration..........................................................   31

         Section 12.2     Other Remedies........................................................   31

         Section 12.3     Rescission............................................................   32

         Section 12.4     No Waivers or Election of Remedies, Expenses, Etc.....................   32

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............................   32

         Section 13.1     Registration of Notes.................................................   32

         Section 13.2     Transfer and Exchange of Notes........................................   33

         Section 13.3     Replacement of Notes..................................................   33

SECTION 14.          PAYMENTS ON NOTES..........................................................   34

         Section 14.1     Place of Payment......................................................   34

         Section 14.2     Home Office Payment...................................................   34

SECTION 15.          EXPENSES, ETC..............................................................   34

         Section 15.1     Transaction Expenses..................................................   34

         Section 15.2     Survival..............................................................   35

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...............   35

SECTION 17.          AMENDMENT AND WAIVER.......................................................   35

         Section 17.1     Requirements..........................................................   35

         Section 17.2     Solicitation of Holders of Notes......................................   35

         Section 17.3     Binding Effect, Etc...................................................   36

         Section 17.4     Notes Held by the Company, Etc........................................   36

SECTION 18.          NOTICES....................................................................   36

                                TABLE OF CONTENTS
                           (not part of the Agreement)

SECTION                                                                                           PAGE
SECTION 19.          REPRODUCTION OF DOCUMENTS..................................................   37

SECTION 20.          CONFIDENTIAL INFORMATION...................................................   37

SECTION 21.          SUBSTITUTION OF PURCHASER..................................................   38

SECTION 22.          MISCELLANEOUS..............................................................   38

         Section 22.1     Successors and Assigns................................................   38

         Section 22.2     Payments Due on Non-Business Days.....................................   39

         Section 22.3     Accounting Terms......................................................   39

         Section 22.4     Severability..........................................................   39

         Section 22.5     Construction..........................................................   39

         Section 22.6     Counterparts..........................................................   39

         Section 22.7     Governing Law.........................................................   39

         Section 22.8     Jurisdiction and Process; Waiver of Jury Trial........................   40

ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A       --  Information Relating to Purchasers

SCHEDULE B       --  Defined Terms

SCHEDULE 5.3     --  Disclosure Materials

SCHEDULE 5.4     --  Subsidiaries of the Company, Ownership of Subsidiary Stock
                     and Affiliates

SCHEDULE 5.5     --  Financial Statements

SCHEDULE 5.15    --  Existing Debt

SCHEDULE 10.4    --  Existing Liens

EXHIBIT 1        --  Form of Floating Rate Senior Note due June 30, 2015

EXHIBIT 2.2      --  Form of Subsidiary Guaranty

EXHIBIT 4.4(a)   --  Form of Opinion of Special Counsel to the Company and the
                     Subsidiary Guarantors

EXHIBIT 4.4(b)   --  Form of Opinion of Special Counsel to the Purchasers

                               G&K SERVICES, INC.
                          5995 OPUS PARKWAY, SUITE 500
                           MINNETONKA, MINNESOTA 55343

             $75,000,000 Floating Rate Senior Note due June 30, 2015

                                                                     Dated as of
                                                                   June 15, 2005

TO THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      G&K SERVICES, INC., a Minnesota corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      Section 1.1 Description of Notes. The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its Floating Rate Senior Notes due June 30, 2015 (the "Notes," such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

      Section 1.2 Interest Rate.

            (a) The Notes shall bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Adjusted LIBOR Rate for the Interest Period in effect from time to time, payable quarterly in arrears on the 30th day of March, June, September and December and at maturity, commencing on September 30, 2005, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) (each such date being referred to herein as an "Interest Payment Date") and interest (so computed) on any overdue principal, any overdue Prepayment Premium, any overdue LIBOR Breakage Amount and, to the extent permitted by applicable law, overdue interest from the due date thereof (whether by acceleration or otherwise) at the Default Rate until paid.

            (b) The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Notes, within three Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Notes on such date. In the event that the Required Holders do not concur with such determination by the Company, within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the Required Holders shall provide notice to the Company, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of the Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Notes on such date, and any such determination made in accordance with the provisions of this Agreement, shall be conclusive absent manifest error.

SECTION 2. SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTY.

      Section 2.1 Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the closing provided for in Section 3, the Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or nonperformance of any obligation by any other Purchaser hereunder.

      Section 2.2 Subsidiary Guaranty.

            (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of
      Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.10 hereof (the "Subsidiary Guaranty").

            (b) The holders of Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that (1) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of the Bank Credit Agreement and the Company so certifies to the holders of Notes in a certificate of a Responsible Officer, (2) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of Notes stating that no Default or Event of Default exists or will result from such release and discharge and (3) if any fee or other form of consideration is given to any party to the Bank Credit Agreement expressly for the purpose of its release of such Subsidiary Guarantor, holders of the Notes shall receive equivalent consideration.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022 at 11:00 a.m. New York, New York time, at a closing on June 30, 2005 or on such other Business Day thereafter on or prior to July 7, 2005 as may be agreed upon by the Company and the Purchasers (the "Closing Date"). On the Closing Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If, on the Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser on the Closing Date is subject to the fulfillment to such Purchaser's satisfaction, prior to or on the Closing Date of the following conditions:

      Section 4.1 Representations and Warranties.

            (a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on the Closing Date.

            (b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and on the Closing Date.

      Section 4.2 Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or on the Closing Date, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

      Section 4.3 Compliance Certificates.

            (a) Officer's Certificate of the Company. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and
      4.9 have been fulfilled.

            (b) Secretary's Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

            (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

            (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

      Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Maslon Edelman Borman & Brand, LLP, special counsel to the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.5 Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received from the Company an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6 Sale of Other Notes. On the Closing Date, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it on the Closing Date as specified in Schedule A.

      Section 4.7 Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

      Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO of the NAIC) shall have been obtained for the Notes.

      Section 4.9 Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.10 Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a duly executed copy thereof.

      Section 4.11 Funding Instructions. At least three Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

      Section 4.12 Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and the Subsidiary Guaranty and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser that:

      Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

      Section 5.2 Authorization, Etc.

            (a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) The Subsidiary Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3 Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 2005 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in
Schedule 5.5, in each case, delivered to the Purchasers prior to May 9, 2005 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since July 3, 2004, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

      Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

            (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and all other Investments of the Company and its Restricted Subsidiaries existing on the Closing Date, (2) of the Company's Affiliates, other than Subsidiaries and (3) of the Company's directors and senior officers.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each such Subsidiary that is a Subsidiary Guarantor, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

            (d) No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate or similar law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

      Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty.

      Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

            (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 5.9 Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended June 29, 1999.

      Section 5.10 Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11 Licenses, Permits, Etc.

            (a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others.

            (b) To the best knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.

            (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Restricted Subsidiaries.

      Section 5.12 Compliance with ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any

      ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

            (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty, or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes and the Subsidiary Guaranty in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranty to the registration requirements of
Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

      Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in the "Summary of Proposed Terms" of the Memorandum and for other general corporate purposes of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated total assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15 Existing Debt; Future Liens.

            (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of April 2, 2005 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

            (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary Guarantor, except as specifically indicated in Schedule 5.15.

      Section 5.16 Foreign Assets Control Regulations, Etc.

            (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

            (b) Neither the Company nor any Subsidiary (1) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or, (2) to the knowledge of the Company, after due inquiry, engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

            (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

      Section 5.17 Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18 Environmental Matters.

            (a) Neither the Company nor any Restricted Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any liability, public or private, violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

            (c) Neither the Company nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

            (d) All buildings on all real properties now owned, leased or operated by the Company or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

      Section 5.19 Notes Rank Pari Passu.

            (a) The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15.

            (b) The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of such Subsidiary Guarantor, including, without limitation, all senior unsecured Debt of such Subsidiary Guarantor described in Schedule 5.15.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

      Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof (other than any Notes purchased by Banc of America Securities LLC on the Closing Date which are intended to be resold to a "qualified institutional buyer" pursuant to Rule 144A of the Securities Act), provided that the disposition of such Purchaser's or such pension or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      Section 6.2 Accredited Investor. Each Purchaser severally represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors"). Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of the Company and has received answers concerning the terms and conditions of the sale of the Notes.

      Section 6.3 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption

      ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

            (f) the Source is a governmental plan; or

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

      Section 7.1 Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

                  (1) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (2) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, copies of:

                  (1) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (2) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- except for filings referred to in Sections 7.1(a) and (b) above, promptly upon their becoming available one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in paragraph (g) of
      Section 11, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (1) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                  (2) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Subsidiary Guaranty or under the Notes as from time to time may be reasonably requested by any such holder of Notes or such information regarding the Company required to satisfy the requirements of 17 C.F.R. Section 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

      Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the consolidated total assets of the Company and its Subsidiaries or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, in each case determined in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and (b) above, the Company shall deliver to each holder of Notes that is an Institutional Investor, unaudited financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required in order to reconcile the financial statements of such group of Unrestricted Subsidiaries to the consolidated financial statements delivered pursuant to Sections 7.1(a) and (b); provided that for purposes of making the calculations set forth in clauses (i) and (ii) of this paragraph, there shall be excluded from such calculation the total assets and gross revenues of one or more Securitization Subsidiaries to the extent that the aggregate amount of Debt of such Securitization Subsidiaries does not exceed $75,000,000.

      Section 7.2 Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.4, inclusive, and Section 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting, from the failure of the Company or any Subsidiary to comply with any Environmental Law) specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3 Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PAYMENT OF THE NOTES.

      Section 8.1 Required Prepayments. The Notes shall not be subject to any required prepayment and the entire unpaid principal amount of the Notes shall become due and payable on the stated maturity thereof.

      Section 8.2 Optional Prepayments.

            (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the original aggregate principal amount of the Notes to be prepaid in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an optional prepayment pursuant to Section 10.6), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) and Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the Prepayment Premium, if any, due in connection with such prepayment, setting forth the details of such computation.

            (b) The term "LIBOR Breakage Amount" shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of a Note as a result of any payment or prepayment of any Note on a day other than a regularly scheduled Interest Payment Date or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained; provided that any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of (1) the next Interest Payment Date or (2) the maturity date of the Notes. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2(a) or Section 8.6 and within five Business Days after any payment required by Section 12.1. Each such determination shall be conclusive absent manifest error.

      Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2(a), the principal amount of the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Each purchase made pursuant to Section 8.5 or prepayment made pursuant to Section 8.6 shall be applied only to the Notes of the holders who are participating in such purchase or prepayment.

      Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Prepayment Premium, if any, and the LIBOR Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and the Prepayment Premium, if any, and the LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6 Change of Control.

            (a) Promptly and in any event within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, the Company shall give written notice thereof to each holder of a Note, which notice shall (1) refer specifically to this Section 8.6 and describe the Change of Control in reasonable detail (including the Persons party thereto), (2) specify a Business Day not less than 30 days and not more than 45 days after the date of such notice (the "Control Prepayment Date") and specify the Control Response Date (as defined below) and (3) offer to prepay on the Control Prepayment Date the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, without any premium but with the LIBOR Breakage Amount, if any, if such prepayment occurs on a date other than an Interest Payment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 days prior to the Control Prepayment Date (such date 10 days prior to the Control Prepayment Date being the "Control Response Date"), and the Company shall prepay on the Control Prepayment Date all Notes held by each holder that has accepted such offer in accordance with this Section 8.6(a) at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, without any premium but with the LIBOR Breakage Amount, if any, if such prepayment occurs on a date other than an Interest Payment Date.

            (b) A "Change of Control" will be deemed to have occurred for purposes of Section 8.6(a) if any Person or two or more Persons acting in concert acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company's Voting Stock, provided, however, that no acquisition of any of the Company's Voting Stock by Richard M. Fink, his spouse, any direct or indirect lineal descendant and/or any trust created primarily for the benefit of any or all of such persons shall constitute or be considered in determining whether or not a Change of Control has occurred.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1 Compliance with Law. Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2 Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

      Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.4, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the non-filing of all such tax returns or the nonpayment of all such taxes, assessments, governmental charges, levies and claims, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      Section 9.5 Corporate Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.6 Designation of Subsidiaries. The Company may from time to time cause any Restricted Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement and (b) the Company and its Subsidiaries or Restricted Subsidiaries, as the case may be, would be in compliance with all of the covenants set forth in this Section 9 and Section 10 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary or a Restricted Subsidiary pursuant to this Section 9.6, it shall not thereafter be redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary on more than one occasion. Within 10 days following any designation described above, the Company will deliver to each holder of Notes a notice of such designation accompanied by a certificate signed by a Senior Financial Officer certifying compliance with all requirements of this Section
9.6 and setting forth all information required in order to establish such compliance.

      Section 9.7 Notes and Subsidiary Guaranty to Rank Pari Passu.

            (a) The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct and senior unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

            (b) The Subsidiary Guaranty and all other obligations of each Subsidiary Guarantor under the Subsidiary Guaranty are and at all times shall remain direct and senior unsecured obligations of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other present and future unsecured Debt (actual or contingent) of such Subsidiary Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Debt of such Subsidiary Guarantor.

      Section 9.8 Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

      Section 9.9 Line of Business. The Company and its Restricted Subsidiaries, taken as a whole, will continue to engage in the business in which they are engaged on the Closing Date as described in the Memorandum and business reasonably related or complementary thereto or in the furtherance thereof, except for lines of business which are insignificant when viewed in the overall context of the business then engaged in by the Company and its Subsidiaries.

      Section 9.10 Additional Subsidiary Guarantors. The Company will cause any Subsidiary which becomes a co-obligor or guarantor in respect of Debt under the Bank Credit Agreement to become a party to the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with becoming a co-obligor or guarantor in respect of Debt under the Bank Credit Agreement) the following items:

            (a) a supplement to the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty (a "Supplement");

            (b) a certificate signed by an authorized Responsible Officer making representations and warranties to the effect of those contained in Sections 5.4(c), 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

            (c) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of Notes satisfactory to the Required Holders, to the effect that the Supplement entered into by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

Notwithstanding the foregoing, a non-U.S. Subsidiary that is an obligor under, or a guarantor of, a non-U.S. dollar denominated sub-facility of the Bank Credit Agreement shall not be deemed to be a co-obligor or guarantor in respect of Debt under the Bank Credit Agreement if such Subsidiary shall have no obligations under the Bank Credit Agreement for the repayment of any Debt outstanding thereunder (whether upon default by any party to the Bank Credit Agreement or otherwise) other than (i) Debt directly borrowed by such Subsidiary under such sub-facility or (ii) Debt of any other non-U.S. Subsidiary which Subsidiary shall also satisfy the conditions of this sentence.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1 Maintenance of Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $250,000,000 plus (b) an amount equal to 35% of Consolidated Net Income for each completed fiscal year of the Company beginning with the fiscal year ending July 2, 2005 (but only if Consolidated Net Income for such fiscal year is a positive number).

      Section 10.2 Consolidated Debt to Consolidated EBITDA Ratio. The Company will not, at any time, permit the Consolidated Debt to Consolidated EBITDA Ratio to exceed 3.50 to 1.00, provided, however, that the Consolidated Debt to Consolidated EBITDA Ratio may exceed 3.50 to 1.00 with respect to a period or periods not in excess of three years on a cumulative basis during the term of the Notes as a direct result of the Company or any Restricted Subsidiary creating, assuming, incurring, guaranteeing or otherwise becoming liable in respect of Acquisition Debt so long as the Consolidated Debt to Consolidated EBITDA Ratio shall not exceed 4.00 to 1.00 at any time.

      Section 10.3 Limitation on Priority Debt. The Company will not, at any time, permit the aggregate amount of all Priority Debt to exceed an amount equal to 15% of Consolidated Total Capitalization, determined as of the end of the then most recently ended fiscal quarter of the Company.

      Section 10.4 Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

            (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases or trade contracts or to secure statutory obligations (including obligations under workers' compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

            (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (f) Liens existing on the Closing Date and reflected in Schedule
      10.4;

            (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or improvement thereon, or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (1) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (2) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (i) the cost of such acquisition, construction or improvement or (ii) the Fair Market Value at such time of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company), (3) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (3) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (i) any extensions, renewals or replacements of any Lien permitted by the preceding paragraphs (f), (g) or (h) of this Section 10.4, provided that (1) no additional property shall be encumbered by such Liens, (2) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement and (3) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (j) other Liens not otherwise permitted by paragraphs (a) through
      (i), inclusive, of this Section 10.4 securing Debt, provided that (1) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.2 and 10.3 and (2) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

      Section 10.5 Merger and Consolidation. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

            (a) any Restricted Subsidiary may (1) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or another Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the surviving or continuing entity is the Restricted Subsidiary or (2) convey, transfer or lease all of its assets in compliance with the provisions of
      Section 10.6; and

            (b) the Company may consolidate or merge with, or convey, transfer or lease all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) if the Company is not the Successor Corporation, (i) such
            Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be in form and substance reasonably satisfactory to the Required Holders), (ii) the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Subsidiary Guarantor shall have reaffirmed in writing its obligations under the Subsidiary Guaranty; and

                  (3) immediately after giving effect to such transaction no
            Default or Event of Default would exist.

      Section 10.6 Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold for Fair Market Value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of "substantial part" set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

            (a) to acquire productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a Fair Market Value at least equal to the Fair Market Value of such assets sold, leased or otherwise disposed of; and/or

            (b) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, provided that, to the extent any such proceeds are used to prepay the outstanding principal amount of the Notes, such prepayment shall be made in accordance with the terms of Section 8.2.

      As used in this Section 10.6, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" (1) any sale, lease or other disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (2) any sale, lease or other disposition of assets from the Company to any Restricted Subsidiary or from any Restricted Subsidiary to the Company or another Restricted Subsidiary,
(3) any sale of property acquired or constructed by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or completion of construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale, lease such property, as lessee and
(4) the sale of accounts receivable to a Securitization Subsidiary in connection with a Receivables Securitization Transaction; provided that, to the extent any such sale to a Securitization Subsidiary results in the aggregate amount of Debt of Securitization Subsidiaries being in excess of $75,000,000, the Company shall treat that portion of such sale resulting in the aggregate amount of Debt of Securitization Subsidiaries being in excess of $75,000,000 as sale of assets subject to this Section 10.6 without application of this clause (4).

      Section 10.7 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      Section 10.8 Terrorism Sanctions Regulations. The Company will not, and will not permit any of its Subsidiaries to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or,
(b) to the knowledge of the Company, after due inquiry, engage in any dealings or transactions with any such Person.

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any principal, Prepayment Premium or LIBOR Breakage Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) (1) the Company defaults in the performance of or compliance with any term contained in Section 10 or (2) any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default or (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) the Subsidiary Guaranty ceases to be a legal, valid, binding and enforceable obligation or contract of any Subsidiary Guarantor (other than upon a release of such Subsidiary Guarantor from the Subsidiary Guaranty in accordance with the terms of Section 2.2(b)), or any Subsidiary Guarantor or any party by, through or on account of any such Subsidiary Guarantor, challenges the validity, binding nature or enforceability of the Subsidiary Guaranty; or

            (f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or any writing furnished in connection with the transactions contemplated hereby or by the Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $10,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or

            (h) the Company, any Material Subsidiary or any Subsidiary Guarantor
      (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or
      (6) takes corporate action for the purpose of any of the foregoing; or

            (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Material Subsidiary or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

            (j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company or its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any

      Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1 Acceleration.

            (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (1) of paragraph (h) or described in clause (6) of paragraph (h) by virtue of the fact that such clause encompasses clause
      (1) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
      Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default
Rate), (2) the Prepayment Premium, if any, determined in respect of such principal amount (to the full extent permitted by applicable law) and (3) the LIBOR Breakage Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Prepayment Premium, if any, and the LIBOR Breakage Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of Prepayment Premium, if any, and LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, overdue Prepayment Premium, if any, overdue LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Banc of America Securities LLC in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. EXPENSES, ETC.

      Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Subsidiary Guaranty and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

      Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of Prepayment Premium, if any, or LIBOR Breakage Amount, if any, on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2 Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4 Notes Held by the Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or
(b) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

                  (1) if to any Purchaser or its nominee, to such Purchaser or such nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing pursuant to this Section 18;

                  (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

                  (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Closing Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (2) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser) (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section
21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of, Prepayment Premium, if any, or LIBOR Breakage Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

      Section 22.3 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein,
(a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.

      Section 22.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.5 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

      Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

      Section 22.8 Jurisdiction and Process; Waiver of Jury Trial.

            (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in
      Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

            (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

            (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                           Very truly yours,

                                           G&K SERVICES, INC.

                                           By: ________________________________
                                               Name:
                                               Title:

Accepted as of the date first written above.

                                        ALLSTATE LIFE INSURANCE COMPANY

                                        By: _________________________________
                                               Name:

                                        By: _________________________________
                                               Name:

                                               Authorized Signatories

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                         COMPANY

                                        By: BABSON CAPITAL MANAGEMENT LLC,
                                               as Investment Adviser

                                            By: ____________________________
                                                  Name:
                                                  Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        C.M. LIFE INSURANCE COMPANY

                                        By: BABSON CAPITAL MANAGEMENT LLC,
                                               as Investment Sub-Adviser

                                            By: ___________________________
                                                  Name:
                                                  Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        MASSMUTUAL ASIA LIMITED

                                        By: BABSON CAPITAL MANAGEMENT LLC,
                                               as Investment Adviser

                                            By: ___________________________
                                                  Name:
                                                  Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                         COMPANY

                                        By: CIGNA INVESTMENTS, INC.
                                               (authorized agent)

                                            By: ___________________________
                                                  Name:
                                                  Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        UNITED OF OMAHA LIFE INSURANCE COMPANY

                                        By: _______________________________
                                             Name:
                                             Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        PHOENIX LIFE INSURANCE COMPANY

                                        By: _______________________________
                                             Name:
                                             Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

                                        GENERAL ELECTRIC CAPITAL ASSURANCE
                                        COMPANY

                                        By: _______________________________
                                             Name:
                                             Title:

Signature Page to Note Purchase Agreement

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
            NAME OF PURCHASER                                      PURCHASED
ALLSTATE LIFE INSURANCE COMPANY                                 $     10,000,000
c/o Allstate Investments LLC                                    $     10,000,000
3075 Sanders Road, STE G5D                                      $      4,000,000
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-7117
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by federal transfer of immediately available funds (identifying each payment with name of the Issuer, the Private Placement Number and the payment as principal, interest or premium) in the exact format as follows:

      Bank:      Citibank
      ABA #:     021000089
      Account Name: Allstate Life Insurance Company Collection Account - PP Account #: 30547007
      Reference: OBI 361268 B* 5, G&K Services, Inc., Floating Rate Senior
                 Notes due June 30, 2015
      Payment Due Date (MM/DD/YY) and the type and amount of payment being made.
                 For example:
                 P____(Enter "P" and amount of principal being remitted, for example, P5000000.00) -
                 I ____(Enter "I" and amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

      Allstate Investments LLC
      Investment Operations - Private Placements
      3075 Sanders Road, STE G4A
      Northbrook, IL  60062-7127
      Telephone: (847) 402-6672 Private Placements
      Telecopy: (847) 326-7032
      E-Mail: PrivateIOD@allstate.com

                                   SCHEDULE A
                          (to Note Purchase Agreement)

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be sent by e-mail (PrivateCompliance@allstate.com) or hard copy to the address as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2554642

                                                               PRINCIPAL AMOUNT
                                                                OF NOTES TO BE
           NAME OF PURCHASER                                      PURCHASED
MASSACHUSETTS MUTUAL LIFE                                      $      9,400,000
INSURANCE COMPANY
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      Citibank, N.A.
      New York, NY
      ABA No. 021000089
      For MassMutual Unified Traditional
      Acct. Name: MassMutual BA 0033 TRAD Private ELBX
      Account No. 30566056
      Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1889

Notices

Address for Notices Related to Payments:

      Massachusetts Mutual Life Insurance Company
      c/o Babson Capital Management LLC
      1500 Main Street, Suite 800
      Springfield, MA 01115
      Attention: Securities Custody and Collection Department

Address for all other Notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

                                                              PRINCIPAL AMOUNT
                                                               OF NOTES TO BE
            NAME OF PURCHASER                                     PURCHASED
MASSACHUSETTS MUTUAL LIFE                                     $      4,600,000
INSURANCE COMPANY
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      Citibank, N.A.
      New York, NY
      ABA No. 021000089
      For MassMutual Pension Management
      Account No. 30510538
      Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1889

Notices

Address for Notices Related to Payments:

      Massachusetts Mutual Life Insurance Company
      c/o Babson Capital Management LLC
      1500 Main Street, Suite 800
      Springfield, MA 01115
      Attention: Securities Custody and Collection Department

Address for all other Notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

                                                             PRINCIPAL AMOUNT
                                                              OF NOTES TO BE
          NAME OF PURCHASER                                     PURCHASED
MASSACHUSETTS MUTUAL LIFE                                    $      2,100,000
INSURANCE COMPANY
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      Citibank, N.A.
      New York, NY
      ABA No. 021000089
      For MassMutual IFM Non-Traditional
      Account No. 30510589
      Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1889

Notices

Address for Notices Related to Payments:

      Massachusetts Mutual Life Insurance Company
      c/o Babson Capital Management LLC
      1500 Main Street, Suite 800
      Springfield, MA 01115
      Attention: Securities Custody and Collection Department

Address for all other Notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-1590850

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
           NAME OF PURCHASER                                       PURCHASED
C.M. LIFE INSURANCE COMPANY                                     $      1,900,000
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn:  Securities Investment Division

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      Citibank, N.A.
      New York, NY
      ABA No. 021000089
      For CM Life Segment 43 - Universal Life
      Account No. 30510546
      Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1819

Notices

Address for Notices Related to Payments:

      C.M. Life Insurance Company
      c/o Babson Capital Management LLC
      1500 Main Street, Suite 800
      Springfield, MA 01115
      Attention: Securities Custody and Collection Department

Address for all other Notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1041383

                                                             PRINCIPAL AMOUNT
                                                              OF NOTES TO BE
          NAME OF PURCHASER                                     PURCHASED
MASSMUTUAL ASIA LIMITED                                      $      1,000,000
c/o Babson Capital Management LLC
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Division

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      Gerlach & Co.
      c/o Citibank, N.A.
      ABA No. 021000089
      Concentration Account 36112805
      Attn: Judy Rock
      Re: MassMutual Asia
      Re: Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1889

Notices

Address for Notices Related to Payments:

      MassMutual Asia Limited
      c/o Babson Capital Management LLC
      1500 Main Street, Suite 800
      Springfield, MA 01115
      Attention: Securities Custody and Collection Department

Address for Notices Related to Corporate Action:

      Citigroup Global Securities Services
      Attn: Corporate Action Dept.
      3800 Citibank Center Tampa
      Building B Floor 3
      Tampa, FL 33610-9122

Address for all other Notices to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Gerlach & Co.

Taxpayer I.D. Number:

                                                              PRINCIPAL AMOUNT
                                                               OF NOTES TO BE
           NAME OF PURCHASER                                      PURCHASED
CONNECTICUT GENERAL LIFE INSURANCE                               $5,000,000
COMPANY                                                          $3,400,000
c/o CIGNA Investments, Inc.                                      $2,600,000
280 Trumbull Street                                              $1,000,000
Hartford, Connecticut  06103                                     $1,000,000
Fax: (860) 727-8024                                              $1,000,000
Attention: Fixed Income Securities, H16B

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

      J.P. Morgan Chase Bank
      BNF=CIGNA Private Placements/AC=9009001802
      ABA #021000021
      OBI= G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015
            PPN 361268 B* 5;

Address for all notices to be addressed as first provided above with a copy of notices related to payments to:

      J.P. Morgan Chase Bank
      14201 Dallas Parkway, 13th Floor
      Dallas, TX 75254
      Attention: Heather Frisina, Mail Code 300-116
      Fax: (469) 477-1904

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

                                                               PRINCIPAL AMOUNT
                                                                OF NOTES TO BE
          NAME OF PURCHASER                                       PURCHASED
UNITED OF OMAHA LIFE INSURANCE COMPANY                         $      8,000,000
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention: 4-Investment Loan Administration

Payments

All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

      JPMorgan Chase Bank
      ABA #021000021
      Private Income Processing

      For credit to:
      United of Omaha Insurance Company
      Account #900-9000200
      a/c: G07097
      Cusip/PPN: 361268 B* 5
      Interest Amount: _____________________________________
      Principal Amount: ____________________________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

      JPMorgan Chase Bank
      14201 Dallas Parkway - 13th Floor
      Dallas, TX 75254-2917
      Attn: Income Processing - G. Ruiz
      a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0322111

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
          NAME OF PURCHASER                                         PURCHASED
PHOENIX LIFE INSURANCE COMPANY                                  $      1,000,000
c/o Phoenix Investment Partners
Attn: Private Placement Department
56 Prospect Street
Hartford, CT 06115

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      JPMorgan Chase Bank, N.A.
      New York, NY
      ABA #021 000 021
      Account #: 900 9000 200
      Account Name: Income Processing
      Reference: G05915, Phoenix Life Ins., PPN = (361268 B* 5), OBI =
      (G&K Services, Inc.), Floating Rate due June 2015 INCLUDE company name, principal and interest breakdown and premium, if any.

Notices

All communications shall be delivered or mailed as first provided above with a copy of all legal notices to:

      Phoenix Life Insurance Company
      Attn: John Mulrain
      One American Row
      P.O. Box 5056
      Hartford, CT 06102-5056

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0493340

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
          NAME OF PURCHASER                                         PURCHASED
PHOENIX LIFE INSURANCE COMPANY                                  $      2,000,000
c/o Phoenix Investment Partners
Attn: Private Placement Department
56 Prospect Street
Hartford, CT 06115

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      JPMorgan Chase Bank, N.A.
      New York, NY
      ABA #021 000 021
      Account #: 900 9000 200
      Account Name: Income Processing
      Reference: G06476, Phoenix Life Ins., PPN = (361268 B* 5), OBI =
      (G&K Services, Inc.), Floating Rate due June 2015 INCLUDE company name, principal and interest breakdown and premium, if any.

Notices

All communications shall be delivered or mailed as first provided above with a copy of all legal notices to:

      Phoenix Life Insurance Company
      Attn: John Mulrain
      One American Row
      P.O. Box 5056
      Hartford, CT 06102-5056

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0493340

                                                              PRINCIPAL AMOUNT
                                                               OF NOTES TO BE
          NAME OF PURCHASER                                      PURCHASED
PHOENIX LIFE INSURANCE COMPANY                                $      1,000,000
c/o Phoenix Investment Partners
Attn: Private Placement Department
56 Prospect Street
Hartford, CT 06115

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      JPMorgan Chase Bank, N.A.
      New York, NY
      ABA #021 000 021
      Account #: 900 9000 200
      Account Name: Income Processing
      Reference: G05134, Phoenix Life Ins., PPN = (361268 B* 5), OBI = (G&K Services, Inc.), Floating Rate due June 2015 INCLUDE company name, principal and interest breakdown and premium, if any.

Notices

All communications shall be delivered or mailed as first provided above with a copy of all legal notices to:

      Phoenix Life Insurance Company
      Attn:  John Mulrain
      One American Row
      P.O. Box 5056
      Hartford, CT 06102-5056

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0493340

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
          NAME OF PURCHASER                                        PURCHASED
PHOENIX LIFE INSURANCE COMPANY                                  $      1,000,000
c/o Phoenix Investment Partners
Attn: Private Placement Department
56 Prospect Street
Hartford, CT 06115

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      JPMorgan Chase Bank, N.A.
      New York, NY
      ABA #021 000 021
      Account #: 900 9000 200
      Account Name: Income Processing
      Reference: G05515, Phoenix Life Ins., PPN = (361268 B* 5), OBI = (G&K Services, Inc.), Floating Rate due June 2015 INCLUDE company name, principal and interest breakdown and premium, if any.

Notices

All communications shall be delivered or mailed as first provided above with a copy of all legal notices to:

      Phoenix Life Insurance Company
      Attn: John Mulrain
      One American Row
      P.O. Box 5056
      Hartford, CT 06102-5056

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0493340

                                                                PRINCIPAL AMOUNT
                                                                 OF NOTES TO BE
                   NAME OF PURCHASER                               PURCHASED
GENERAL ELECTRIC CAPITAL ASSURANCE                              $      5,000,000
COMPANY
c/o Genworth Financial
Account: General Electric Capital Assurance Company
601 Union Street, Suite 2200
Seattle, Washington 98101
Attn: Private Placements
Telephone: (206) 516-4515
Fax No.:   (206) 516-4578
E-mail: GNW.privateplacements@genworth.com

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of federal or other immediately available funds, (identifying each payment as "G&K Services, Inc., Floating Rate Senior Notes due June 30, 2015, PPN 361268 B* 5, principal, premium or interest") to:

      The Bank of New York
      ABA #021000018
      Account Number/Beneficiary: GLA111566
      SWIFT Code: IRVTUS3N
      ATTN: PP P&I DEPARTMENT
      Bank to Bank Information: General Electric Capital Assurance Company, Account #127459, CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should be addressed as above with additional copies addressed to:

      State Street
      Account: General Electric Capital Assurance Company
      801 Pennsylvania
      Kansas City, MO 64105
      Attn: Tammy Karn
      Telephone No: (816) 871-9286
      Fax No:       (816) 691-5593

      and

      Hare & Co.
      The Bank of New York
      Income Collection Department
      P.O. Box 11203
      New York, NY  10286
      Attn: PP P&I Department
      Ref: General Electric Capital Assurance Company, Account #127459, CUSIP/PPN and Security Description

      P&I Contact: Anthony Largo - (718) 315-3022

      If available, an electronic copy is additionally requested.
      Please send to: geam.statestreetkc.com (preferred delivery method)

Name of Nominee in which Notes are to be issued: HARE & CO.

Taxpayer I.D. Number: 91-6027719

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Adjusted LIBOR Rate" for each Interest Period shall mean a rate per annum equal to LIBOR for such Interest Period plus 0.60%.

      "Affiliate" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Agreement" is defined in the first paragraph of this Agreement.

      "Acquisition Debt" shall mean Debt incurred in connection with the acquisition by the Company or any Restricted Subsidiary of any Person or line of business (in compliance with Section 9.9).

      "Anti-Terrorism Order" shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079
(2001), as amended.

      "Bank Credit Agreement" shall mean the Credit Agreement dated as of June 25, 2002 by and among the Company, G&K Services, Canada Inc., certain domestic Subsidiaries of the Company named therein, the financial institutions party thereto, as lenders, Wachovia Bank, National Association, as syndication agent, and Bank One, NA (Main Office Chicago), as administrative agent, as amended to the date hereof and as further amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

      "Bank Lenders" shall mean the banks and financial institutions party to the Bank Credit Agreement.

      "Business Day" shall mean (a) for purposes of determining the Adjusted LIBOR Rate only, any day other than a Saturday, a Sunday or a day on which dealings in U.S. Dollars are not carried on in the London interbank market and
(b) for all other purposes of this Agreement, any

                                   SCHEDULE B
                          (to Note Purchase Agreement)
day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

      "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "Change of Control" is defined in Section 8.6(b).

      "Closing Date" is defined in Section 3.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" is defined in the first paragraph of this Agreement and includes any successor that becomes such in the manner prescribed in Section 10.5.

      "Confidential Information" is defined in Section 20.

      "Consolidated Debt" shall mean, as of any date of determination, the total amount of all Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Debt to Consolidated EBITDA Ratio" shall mean, at any date, the ratio of (a) Consolidated Debt as at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then most recently ended determined on a pro forma basis (i.e., giving effect to acquisitions and dispositions during such four-quarter period as of the beginning of such period).

      "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation, depletion, if any, and amortization expense for such period, (b) Consolidated Interest Expense for such period, (c) income tax expense for such period and (d) other non-cash charges for such period, all as determined in accordance with GAAP.

      "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and its Restricted Subsidiaries deducted in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" shall mean, as of any date of determination, on a consolidated basis for the Company and its Restricted Subsidiaries, (a) the sum of (1) capital stock taken at par or stated value plus (2) capital in excess of par or stated value relating to capital stock plus (3) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

      "Consolidated Total Assets" shall mean, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Capitalization" shall mean, at any time, the sum of
(a) Consolidated Net Worth and (b) Consolidated Debt.

      "Control Prepayment Date" is defined in Section 8.6(a).

      "Control Response Date" is defined in Section 8.6(a).

      "Debt" shall mean, with respect to any Person, without duplication:

            (a) its liabilities for borrowed money;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capital Lease Obligations;

            (d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) Guarantees by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

      Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" as of any date shall mean that rate of interest that is 2.00% per annum above the then applicable Adjusted LIBOR Rate.

      "Disclosure Documents" is defined in Section 5.3.

      "Environmental Laws" shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's board of directors.

      "GAAP" shall mean those generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" shall mean

            (a)   the government of

                  (1) the United States of America or any state or other
            political subdivision thereof, or

                  (2) any jurisdiction in which the Company or any Restricted
            Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Restricted Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

            (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

      In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

      "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

      "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

      "INHAM Exemption" is defined in Section 6.3(e).

      "Institutional Investor" shall mean (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

      "Interest Payment Date" is defined in Section 1.2(a).

      "Interest Period" shall mean each period commencing on the Closing Date and continuing up to, but not including September 30, 2005 and thereafter, commencing on an

Interest Payment Date and continuing, in each case, up to, but not including, the next Interest Payment Date.

      "LIBOR" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 90-day period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days prior to the beginning of the first Interest Period). "Reuters Screen LIBO Page" shall mean the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits).

      "LIBOR Breakage Amount" is defined in Section 8.2(b).

      "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

      "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

      "Material Subsidiary" shall mean, at any time, any Restricted Subsidiary of the Company which, together with all other Restricted Subsidiaries of such Restricted Subsidiary, accounts for more than (a) 5% of the consolidated total assets of the Company and its Restricted Subsidiaries or (b) 5% of consolidated gross revenue of the Company and its Restricted Subsidiaries.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto.

      "NAIC Annual Statement" is defined in Section 6.3(a).

      "Notes" is defined in Section 1.1.

      "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company or a Subsidiary Guarantor whose responsibilities extend to the subject matter of such certificate.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

      "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Prepayment Premium" shall mean, in connection with any optional prepayment of the Notes pursuant to Section 8.2 or acceleration of such Notes pursuant to Section 12.1, an amount equal to the applicable percentage of the principal amount of such Notes so prepaid or accelerated set forth opposite the respective period below:

               IF PREPAID DURING THE PERIOD                    APPLICABLE PERCENTAGE
    From the Closing Date through the first                              2%
        anniversary of the Closing Date

After the first anniversary of the Closing Date                          1%
through the second anniversary of the Closing
                      Date
  After the second annual anniversary of the                             0%
                 Closing Date

      "Priority Debt" shall mean (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company but excluding (1) unsecured Debt owing to the Company or any other Restricted Subsidiary, (2) Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated or redesignated as a Restricted Subsidiary pursuant to Section 9.6), provided that such Debt shall have not been incurred in contemplation of such Person becoming a Restricted Subsidiary and
(3) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes and (b) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (i), inclusive, of Section 10.4.

      "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" is defined in Section 6.3(a).

      "Purchasers" is defined in the first paragraph of this Agreement.

      "QPAM Exemption" is defined in Section 6.3(d).

      "Qualified Institutional Buyer" shall mean any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

      "Receivables Securitization Transaction" shall mean any transaction pursuant to which the Company or any Restricted Subsidiary sells accounts receivable to a Securitization Subsidiary and such Securitization Subsidiary incurs Debt in connection with the purchase of such accounts receivable and grants a security interest in such accounts receivable as collateral security for such Debt; provided that such Debt is non-recourse to the Company and the other Restricted Subsidiaries other than with respect to representations, warranties and indemnities entered into by the Company or the applicable Restricted Subsidiary in connection with such transaction that are customary in non-recourse securitization of receivables transactions.

      "Related Fund" shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

      "Required Holders" shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

      "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Subsidiary" shall mean (a) any Subsidiary that is a Subsidiary Guarantor and (b) any other Subsidiary in which (1) at least a majority of the voting securities are owned by the Company and/or one or more wholly-owned Restricted Subsidiaries and (2) the Company has not designated as an Unrestricted Subsidiary on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of Section 9.6.

      "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Securitization Subsidiary" shall mean any Unrestricted Subsidiary that
(a) has been created for the sole purpose and business of purchasing and owning the accounts receivable of the Company or any other Subsidiary, (b) has no Debt outstanding other than Debt incurred in connection with the purchase of such accounts receivable and (c) does not, and by the terms of its organizational documents or contractual obligations to which it or its property is then bound can not, own or hold any other assets or participate in any other business or incur any other Debt.

      "Senior Debt" shall mean, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

      "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "Source" is defined in Section 6.3.

      "Subordinated Debt" shall mean all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement or the Notes).

      "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Guarantor" shall mean each Subsidiary which is party to the Subsidiary Guaranty.

      "Subsidiary Guaranty" is defined in Section 2.2 of this Agreement.

      "Successor Corporation" is defined in Section 10.5(b)(1).

      "Supplement" is defined in Section 9.10(a) of this Agreement.

      "SVO" shall mean the Securities Valuation Office of the NAIC or any successor thereto.

      "Unrestricted Subsidiary" shall mean any Subsidiary so designated by the Company on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of Section 9.6.

      "USA Patriot Act" shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "U.S. Dollars" shall mean lawful money of the United States of America.

      "Voting Stock" shall mean, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                              DISCLOSURE MATERIALS

None.

                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

           SUBSIDIARIES OF THE COMPANY, OWNERSHIP OF SUBSIDIARY STOCK
                                 AND AFFILIATES

                                                  JURISDICTION OF                            RESTRICTED/
           SUBSIDIARY               GUARANTOR      INCORPORATION         STOCKHOLDER         UNRESTRICTED
-------------------------------     ---------     ---------------     ------------------     ------------
DOMESTIC ENTITIES:
All Rental Garment Co. of              Yes           Illinois         G&K Services, Inc.     Restricted
   Rockford, Inc.
Best Industrial Uniform Supply         Yes             Texas          G&K Services, Co.      Restricted
   Company, Inc.
Brunson Laundry Rentals, Inc.          No         South Carolina      G&K Services, Co.      Restricted
Carlson Management, Inc.               Yes          Connecticut       Mechanics Uniform      Restricted
                                                                      Service, Inc.
G&K Jackson Holdings, LLC              No            Minnesota        G&K Services, Co.      Restricted
G&K Services LUG, LLC                  Yes           Minnesota        G&K Services, Co.      Restricted
G&K Receivables Corp.                  No            Minnesota        G&K Services, Co.      Unrestricted
G&K Services, Co.                      Yes           Minnesota        G&K Services, Inc.     Restricted
G&K Services Linen Co.                 No            Minnesota        G&K Services, Inc.     Restricted
G&K TeamWear, Inc.                     No            Minnesota        G&K Services, Inc.     Restricted
Gross Industrial Towel &               No            Minnesota        G&K Services, Inc.     Restricted
   Garment Service, Inc.
Imperial Cleaners of                   Yes         Pennsylvania       G&K Services, Co.      Restricted
   Pennsylvania, Inc.
Industrial Towel Supply, Inc.          Yes           Maryland         G&K Services, Co.      Restricted
Jackson Industrial Uniform             Yes          Mississippi       G&K Services, Co.      Restricted
   Service, Inc.
Mechanics Uniform Service, Inc.        Yes          Connecticut       G&K Services, Co.      Restricted
Mechanics Uniform Service,             Yes         Massachusetts      Mechanics Uniform      Restricted
   Inc., of Mass                                                      Service, Inc.
Northwest Linen Co.                    No            Minnesota        G&K Services, Inc.     Restricted
Rental Uniform Company, Inc.           Yes           Tennessee        G&K Services, Co.      Restricted
Rental Uniform Service of              Yes           Kentucky         G&K Services, Co.      Restricted
   Somerset, Kentucky, Inc.
Rental Uniforms of Connecticut,        Yes          Connecticut       G&K Services, Co.      Restricted
   Inc.

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                                  JURISDICTION OF                              RESTRICTED/
           SUBSIDIARY               GUARANTOR      INCORPORATION          STOCKHOLDER          UNRESTRICTED
------------------------------      ---------     ---------------     --------------------     ------------
Uniform Rental Supply, Inc.            Yes        North Carolina      G&K Services, Co.         Restricted

CANADIAN ENTITIES
G&K Services Canada Inc.               No             Ontario         G&K Services, Co.         Restricted
912501 Ontario Inc.                    No             Ontario         G&K Services, Inc.        Restricted
912489 Ontario Limited                 No             Ontario         G&K Services, Inc.        Restricted
Les Services G&K (Quebec) Inc.         No             Quebec          G&K Services Canada,      Restricted
                                                                      Inc.
3075964 Nova Scotia Company            No           Nova Scotia       G&K Services, Co.         Restricted
3075965 Nova Scotia Company            No           Nova Scotia       3075964 Nova Scotia       Restricted
                                                                      Company
G&K Limited Partnership                No           Nova Scotia       3075964 Nova Scotia       Restricted
                                                                      Company

Affiliates: None

The Company's directors are:

      Richard M. Fink, Chairman of the Board
      Richard L. Marcantonio
      Michael G. Allen
      Paul Baszucki
      John S. Bronson
      Wayne M. Fortun
      Ernest J. Mrozek
      M. Lenny Pippin
      Alice M. Richter

The Company's senior officers are:

      Richard L. Marcantonio, President & Chief Executive Officer
      Richard J. Stutz, Senior Vice President, Operations & Sourcing
      Jeffrey L. Wright, Senior Vice President & Chief Financial Officer
      Sally J. Bredehoft, Senior Vice President, Human Resources
      Peter B.S. Ellis, Senior Vice President, Marketing & Business Development Damian J. Luna, Senor Vice President, Sales
      David F. Fisher, Vice President, General Counsel & Corporate Secretary Glenn L. Stolt, Vice President & Treasurer

                                      5.4-2

                              FINANCIAL STATEMENTS

      The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended June 30, 2001, June 29, 2002, June 28, 2003, and July 3, 2004, and for the fiscal period ended April 2, 2005.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                           EXISTING DEBT; FUTURE LIENS

                                                             Financial Statement
Indebtedness as of 4/2/05      Off-Balance Sheet Amount          Amount (US$)
-------------------------      ------------------------      -------------------
Term Loan/Swingline                                          $        60,800,000
Revolver                                                     $        75,000,000
Senior Notes                                                 $        42,857,000
Other Debt                                                   $        12,321,000
Letters of Credit                $         28,573,000
                                 --------------------        -------------------

Total                            $         28,573,000        $       190,977,000

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 EXISTING LIENS

                 (As of 4/2/05)                             Lien           Amount
------------------------------------------------     -----------------    --------
Limited License Agreement dated June 30, 2000,       Computer software    $316,976
by and among G&K Services, Inc., IBM Credit
Corporation and SAP America, Inc., as thereafter
supplemented and amended

                                  SCHEDULE 10.4
                          (to Note Purchase Agreement)

                                  FORM OF NOTE

                               G&K SERVICES, INC.

                  Floating Rate Senior Notes due June 30, 2015

No. R-_______                                                  ___________, 20__
$____________                                                    PPN 361268 B* 5

      FOR VALUE RECEIVED, the undersigned, G&K SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to _____________________ or registered assigns, the principal sum of ______________ DOLLARS (or so much thereof as shall not have been prepaid) on June 30, 2015 with interest (computed on the basis of a 360-day and actual days elapsed) (a) on the unpaid balance thereof at a floating rate equal to Adjusted LIBOR Rate (as defined in the Note Purchase Agreement referred to below) for the Interest Period (as defined in the Note Purchase Agreement referred to below) in effect from time to time from the date hereof until maturity, payable quarterly in arrears on the 30th day of each March, June, September and December in each year commencing September 30, 2005, until the principal hereof shall have become due and payable, and (b) on any overdue principal, overdue Prepayment Premium (as defined in the Note Purchase Agreement referred to below), overdue LIBOR Breakage Amount (as defined in the Note Purchase Agreement referenced to below) and, to the extent permitted by applicable law, overdue interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

      Payments of principal of, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest on this Note are to be made in lawful money of the United States of America at the principal office of Banc of America Securities LLC in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of June 15, 2005 (as from time to time amended, supplemented or modified, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

                                    EXHIBIT 1
                          (to Note Purchase Agreement)

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      Pursuant to the Subsidiary Guaranty certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

      If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the Prepayment Premium, if any, and the LIBOR Breakage Amount, if any) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    G&K SERVICES, INC.

                                    By: _______________________________________
                                        Name:
                                        Title:

                                      E-1-2

                           FORM OF SUBSIDIARY GUARANTY

                                   EXHIBIT 2.2
                          (to Note Purchase Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL
                  TO THE COMPANY AND THE SUBSIDIARY GUARANTORS

      The closing opinion of Maslon Edelman Borman & Brand, LLP, special counsel for the Company and the Subsidiary Guarantors, which is called for by Section 4.4(a) of the Agreement, shall be dated the Closing Date and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

            1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform the Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            2. Each Restricted Subsidiary is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of the issued and outstanding shares of capital stock or other equity interests of each such Restricted Subsidiary have been duly issued, are fully paid and non-assessable on Schedule 5.4, and are owned by the Company, by Subsidiaries, or by the Company and one or more Subsidiaries.

            3. Each Subsidiary Guarantor has the corporate or other power and authority to execute and perform the Subsidiary Guaranty and has the full corporate or other power and authority to conduct the activities in which it is now engaged.

            4. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms.

            5. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

            6. The Subsidiary Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, has been duly executed and delivered by each Subsidiary Guarantor and constitutes the legal, valid and binding obligation of each Subsidiary Guarantor enforceable in accordance with its terms.

            7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, federal or state, is necessary in connection with the execution, delivery or performance (a) by the Company of the Agreement or the Notes or (b) by any Subsidiary Guarantor of the Subsidiary Guaranty.

            8. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement do not conflict with any law, rule or regulation of any Governmental Authority or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

            9. The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty do not conflict with any law, rule or regulation of any Governmental Authority or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of any Subsidiary Guarantor pursuant to the provisions of the organizational documents of such Subsidiary Guarantor or any agreement or other instrument known to such counsel to which such Subsidiary Guarantor is a party or by which the such Subsidiary Guarantor may be bound.

            10. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement and the execution and delivery of the Subsidiary Guaranty do not, under existing law, require the registration of the Notes or the Subsidiary Guaranty under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

            11. Neither the Company nor any Subsidiary Guarantor is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            12. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                                   E-4.4(a)-2

      The opinion of Maslon Edelman Borman & Brand, LLP shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                   E-4.4(a)-3

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota.

            2. The Company has the corporate power and authority to execute and deliver the Agreement and the Notes being delivered on the date hereof, and the execution and delivery hereof and thereof by the Company have been duly authorized by all necessary corporate action on the part of the Company.

            3. The Agreement and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with its terms.

            4. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Schiff Hardin LLP shall also state that the opinion of Maslon Edelman Borman & Brand, LLP is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Minnesota, the By-laws of the Company and the general business corporation law of the State of Minnesota. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York, the general business corporation law of the State of Minnesota and the Federal laws of the United States.

      With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

                                    EXHIBIT 1
                                 (to Supplement)